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                                                                  EXHIBIT 99.4.1


                     CONSENT OF ALLEN & COMPANY INCORPORATED


iVillage Inc.
500-512 Seventh Avenue
New York, New York, 10018

     We hereby consent to (i) the inclusion of our opinion letter, dated February 5, 2001, to the Board of Directors of iVillage Inc. ("iVillage") as Annex C to the joint proxy statement/prospectus of iVillage and Women.com Networks, Inc. ("Women.com") relating to the merger of a newly formed, wholly owned subsidiary of iVillage with and into Women.com, and (ii) all references to Allen & Company in the sections captioned "SUMMARY OF THE MERGER-Opinion of iVillage's Financial Advisor," "THE MERGER-Background of the Merger," "-iVillage's Reasons for the Merger" and "-Opinion of iVillage's Financial Advisor" of the joint proxy statement/prospectus of iVillage and Women.com which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.



                                ALLEN & COMPANY INCORPORATED



                                By: /s/ Allen & Company Incorporated
                                    -----------------------------------


New York, New York
February 21, 2001